As filed with the Securities and Exchange Commission on May 4, 2017

Registration No. 333-215777

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORTIS INC.

(Exact name of registrant as specified in its charter)

Newfoundland and Labrador,
Canada	98-0352146
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Fortis Place, Suite 1100
5 Springdale Street
St. John’s, Newfoundland and Labrador
Canada A1E 0E4
(709) 737-2800
(Address, Including Zip Code, of Principal Executive Offices)

Fortis Inc. Second Amended and Restated 2012 Employee Share Purchase Plan

(Full title of plan)

FortisUS Inc.

c/o The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(302) 658-7581

(Name, address and telephone number, including area code of agent for service)

with copies to:

David C. Bennett
Executive Vice President,
Chief Legal Officer
and Corporate Secretary
Fortis Inc.

Fortis Place, Suite 1100
5 Springdale Street

St. John’s, Newfoundland and Labrador, Canada
A1E 0E4
(709) 737-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (do not check if a smaller reporting company) ☒	Smaller reporting company ☐

EXPLANATORY NOTE

On January 27, 2017, Fortis Inc. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (Commission No. 333-215777) (the “Registration Statement”) registering the offer and sale of 600,000 common shares of the Registrant (“Common Shares”) under the Registrant’s Amended and Restated 2012 Employee Share Purchase Plan (the “Plan”).  On February 15, 2017, the board of directors of the Registrant approved the amendment of the Plan to increase the number of Common Shares reserved for issuance by the Registrant under the Plan by 2,000,000 Common Shares, so that the maximum number of Common Shares reserved for issuance by the Registrant under the Plan is 4,044,664 Common Shares, of which 2,286,166 Common Shares remain available for issuance by the Registrant as of the filing date of this Post-Effective Amendment No. 1 to the Registration Statement (this “Amendment”).  The Plan, as so amended and restated (the “Amended Plan”), was approved by the shareholders of the Registrant at the Registrant’s annual and special meeting of shareholders held on May 4, 2017 and is now titled “Fortis Inc. Second Amended and Restated 2012 Employee Share Purchase Plan,” as reflected on the cover page of this Amendment.  This Amendment is being filed by the Registrant for the purpose of updating exhibits to the Registration Statement to reflect the Amended Plan.  The Registrant is not registering additional Common Shares under this Amendment.

Item 8.  Exhibits.

Exhibit	Description
4.1	Articles of Continuance of Fortis Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)

4.2	Bylaws of Fortis Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)

4.3	Form of Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)

5.1	Opinion of McInnes Cooper (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Deloitte & Touche LLP (filed herewith)

23.3	Consent of McInnes Cooper (included with Exhibit 5.1)

24.1*	Power of Attorney

99.1	Fortis Inc. Second Amended and Restated 2012 Employee Share Purchase Plan (filed herewith)

*  Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. John’s, Province of Newfoundland and Labrador, Country of Canada, on May 4, 2017.

FORTIS INC.

By:	/s/ Karl W. Smith
Name:	Karl W. Smith
Title:	Executive Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Amendment has been signed by the following persons in their respective capacities indicated below.

Name	Title	Date

/s/ Barry V. Perry	President and Chief Executive Officer, Director	May 4, 2017
Barry V. Perry	(Principal Executive Officer)

/s/ Karl W. Smith	Executive Vice President, Chief Financial Officer	May 4, 2017
Karl W. Smith	(Principal Financial Officer and Accounting Officer)

*	Chairman of the Board of Directors	May 4, 2017
Douglas J. Haughey

*	Director	May 4, 2017
Tracey C. Ball

*	Director	May 4, 2017
Pierre J. Blouin

/s/ Lawrence T. Borgard	Director	May 4, 2017
Lawrence T. Borgard

*	Director	May 4, 2017
Maura J. Clark

*	Director	May 4, 2017
Margarita K. Dilley

*	Director	May 4, 2017
Ida J. Goodreau

*	Director	May 4, 2017
Harry McWatters

*	Director	May 4, 2017
Ronald D. Munkley

/s/ Joseph L. Welch	Director	May 4, 2017
Joseph L. Welch

*	Director	May 4, 2017
Jo Mark Zurel

* By:	/s/ Barry V. Perry
Name: Barry V. Perry
Title: Attorney-in-fact
Date:	May 4, 2017

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Amendment, solely in the capacity of the duly authorized representative of Fortis Inc. in the United States, on this 4th day of May, 2017.

FORTISUS INC.

By:	/s/ Barry V. Perry
	Name:	Barry V. Perry
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
4.1	Articles of Continuance of Fortis Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)
4.2	Bylaws of Fortis Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)
4.3	Form of Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)
5.1	Opinion of McInnes Cooper (filed herewith)
23.1	Consent of Ernst & Young LLP (filed herewith)
23.2	Consent of Deloitte & Touche LLP (filed herewith)
23.3	Consent of McInnes Cooper (included with Exhibit 5.1)
24.1*	Power of Attorney
99.1	Fortis Inc. Second Amended and Restated 2012 Employee Share Purchase Plan (filed herewith)

*  Previously filed.